Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No 333-145819) of Nortech Systems Incorporated on Form S-8 of our report dated March 27, 2018 relating to our audit of the consolidated financial statements which appears in this Annual Report on Form 10-K of Nortech Systems Incorporated for the year ended December 31, 2017.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

March 27, 2018